AMENDED ADMINISTRATION AGREEMENT
OF
SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC

	This Amended ADMINISTRATION AGREEMENT, made as of the 23rd day of June,
1997 between SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC, a Maryland
corporation (the "Fund"), and Smith Barney Mutual Funds Management Inc., a
Delaware corporation (the "Administrator").
	WITNESSETH:
	WHEREAS, the Fund is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended (the
"1940 Act"); and
	WHEREAS, the Fund will retain an investment adviser for the purpose of investing its assets in securities and desires to retain the Administrator for certain administrative services and to administer the Fund's business affairs, and the Administrator is willing to furnish such administrative services on the terms and conditions hereinafter set forth;
	NOW, THEREFORE, the parties hereto agree as follows:
	1.  The Fund hereby appoints the Administrator to provide the services set forth below, subject to the overall supervision of the Board of Directors of the Fund (the "Board") for the period and on the terms set forth in this
Agreement.  The Administrator hereby accepts such appointment and agrees during such period to render the services herein described and to assume the obligations herein set forth, for the compensation herein provided.
	2.  Subject to the supervision of the Board and the officers of the
Fund, the Administrator shall administer the Fund's corporate affairs and, in connection therewith, shall furnish the Fund with office facilities, and shall be responsible for the financial and accounting records required to be maintained by the Fund (including supervising those being maintained by the
Fund's Custodian); and with ordinary clerical, bookkeeping and recordkeeping services at such office facilities; and shall provide personnel to assist the officers of the Fund in the performance of the following services:
		(a)  oversee the determination and publication of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the
Board;
		(b)  oversee the maintenance by the Fund's Custodian, Registrar and
Transfer and Dividend Paying Agent of certain books and records of the Fund as required under the 1940 Act and maintain (or oversee maintenance by such other persons as approved by the Board) such other books and records (other than those maintained by the Investment Adviser) required by law or for the proper operation of the Fund;
		(c)  oversee the preparation and filing of the Fund's federal, state and local income tax returns and any other required tax returns;
		(d)  review the appropriateness of and arrange for payment of the
Fund's expenses;
		(e)  prepare for review and approval by officers of the Fund, financial information for the Fund's quarterly, semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;
		(f)  prepare for review by an officer of the Fund, the Fund's periodic financial reports required to be filed with the Securities and Exchange
Commission (the "SEC") on Form N-SAR and Form N-1A and such other reports, forms or filings, as may be mutually agreed upon;
		(g)  prepare reports relating to the business and affairs of the Fund
(not otherwise appropriately prepared by the Fund's Investment Adviser,
Custodian, counsel or auditors);
		(h)  prepare such information and reports as may be required by any stock exchange or exchanges on which the Fund's shares are listed;
		(i)  make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request or deems appropriate;
		(j)  make such reports and recommendations to the Board concerning the performance and fees of the Fund's Custodian, Registrar and Transfer and
Dividend Disbursing Agent as the Board may reasonably request or deems appropriate;
		(k)  oversee and review calculations of fees paid to the
Administrator, the Investment Adviser and the Custodian;
		(l)  consult with the Fund's officers, independent accountants, legal counsel, Custodian, accounting agent and Transfer and Dividend Disbursing
Agent in establishing the accounting policies of the Fund;
		(m)  review the implementation of any stock purchase or dividend reinvestment programs authorized by the Board;
		(n)  facilitate bank or other borrowings by the Fund;
		(o)  prepare such information and reports as may be required by any bank from which the Fund borrows funds; and
		(p)  provide such assistance to the Investment Adviser, the Custodian and the Fund's counsel and auditors as generally may be required to properly carry on the business and operations of the Fund.
	All services are to be furnished through the medium of any directors, officers or employees of the Administrator as the Administrator deems appropriate in order to fulfill its obligations hereunder.
	In connection with its administration of the corporate affairs of the
Fund, the Administrator will bear the following expenses:  (a) salaries and
expenses of all personnel of the Administrator; and  		(b) all expenses
incurred by the Administrator or by the Fund in connection with administering the ordinary course of the Fund's business, other than those assumed by the
Fund, in the Investment Advisory Agreement.
	3.  The Fund will pay the Administrator a monthly fee at an annual rate of 0.10% of the Fund's average daily net assets during the month.
	4.  The Administrator assumes no responsibility under this Agreement other than to render the services called for hereunder, and specifically assumes no responsibilities for investment advice or the investment or reinvestment of the Fund's assets.
	5.  The Administrator shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this
Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.
	6.  This Agreement shall continue in effect unless terminated as herein provided.  This Agreement may be terminated by either party hereto (without penalty) at any time upon at least 60 days' prior written notice by either party to the other party hereto.
	7.  The services of the Administrator to the Fund hereunder are not exclusive and nothing in this Agreement shall limit or restrict the right of the Administrator to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.  The
Administrator shall be deemed to be an independent contractor, unless otherwise expressly provided or authorized by this Agreement.
	8.  Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid: (1) to the Administrator at 388 Greenwich Street, New
York, New York  10013, Attention:  Chairman; or (2) to the Fund at 388
Greenwich Street, New York, New York  10013, Attention: Secretary.
	9. This Agreement sets forth the agreement and understanding of the parties hereto solely with respect to the matters covered hereby and the relationship between the Fund and Smith Barney Mutual Funds Management Inc. as
Administrator.  Nothing in this Agreement shall govern, restrict or limit in any respect any other business dealings between the parties hereto unless otherwise expressly provided herein.
	10. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict the 1940 Act shall control.
	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


	                                                      SMITH BARNEY
DISCIPLINED SMALL CAP FUND, INC.


		By
			Name:
			Title:


			SMITH BARNEY MUTUAL FUNDS
			MANAGEMENT INC.


			By:
			Name:
			Title:















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